UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011 (January 13, 2011)

             Getty Realty Corp.
(Exact name of registrant as specified in charter)

Maryland (State of Organization)	001-13777 (Commission File Number)	11-3412575 (IRS Employer Identification No.)

125 Jericho Turnpike, Suite 103 Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

                                          Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

The Current Report on Form 8-K of Getty Realty Corp. (the “Company”) filed on January 13, 2011 (“the Initial Form 8-K”) is hereby amended solely to provide unaudited pro forma financial information related to a sale/leaseback and loan transaction with CPD NY Energy Corp. (“CPD NY”), a subsidiary of Chestnut Petroleum Dist. Inc., whereby the Company acquired 45 fee owned and 14 leasehold interests in 59 Mobil-branded gasoline station and convenience store properties and also took a security interest in 6 other Mobil-branded gasoline stations and convenience store properties effective January 13, 2011 (the “CPD Transactions”), all as described in the Initial Form 8-K.

The Company’s total investment in the CPD Transactions was $111.3 million, which was initially financed entirely with borrowings under the Company’s existing $175.0 million amended and restated senior unsecured credit agreement. Shortly thereafter, in the first quarter of 2011, the Company repaid approximately $92.3 million of the borrowings then outstanding under the Credit Agreement with funds primarily received from the net proceeds of a 3,450,000 share common stock offering.

The properties were acquired or financed in a simultaneous transaction among ExxonMobil, CPD NY and the Company whereby CPD NY acquired a portfolio of 65 gasoline station and convenience stores from ExxonMobil and simultaneously completed a sale/leaseback of 59 of the acquired properties with the Company.  The lease between the Company’s wholly-owned subsidiary, GTY NY Leasing, Inc., as lessor, and CPD NY, as lessee, governing the properties is a unitary triple net lease agreement (the “Unitary Lease”), with an initial term of 15 years, and options for up to three successive renewal terms of 10 years each.  The Unitary Lease requires CPD NY to pay a fixed annual rent for the properties (the “Rent”), plus an amount equal to all rent due to third party landlords pursuant to the terms of third party leases.  The Rent is scheduled to increase on the third anniversary of the date of the Unitary Lease and on every third anniversary thereafter.  Under the terms of the triple net lease, CPD NY as lessee is also required to pay all amounts pertaining to the properties subject to the Unitary Lease, including environmental expenses, taxes, assessments, licenses and permit fees, charges for public utilities and all governmental charges.  Partial funding to CPD NY for the CPD Transactions was also provided by the Company through the issuance of a $18.4 million secured, self-amortizing loan having a 10-year term.

The unaudited pro forma financial information provided herein was not available to the Company at the time the Company filed the Initial Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(b)      Pro Forma Financial Information.

See index to Unaudited Pro Forma Consolidated Balance Sheet on page 4, which is incorporated herein by reference.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K/A may constitute “Forward Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  When the words “believes”, “expects”, “plans”, “projects”, “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks (including the risks described in “Item 1A. Risk Factors” contained in our most recent Annual Report on Form 10-K and other risks that we describe from time to time in this and our other filings with the SEC), uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as in the other filings we make with the Securities and Exchange Commission. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

GETTY REALTY CORP. AND SUBSIDIARIES
INDEX TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Page Number

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2010	6

Notes to Unaudited Pro Forma Consolidated Balance Sheet	7

GETTY REALTY CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

The following unaudited pro forma consolidated balance sheet of Getty Realty Corp. and Subsidiaries (the “Company”) as of December 31, 2010 gives effect to (i) the Company’s acquisition on January 13, 2011 of 45 fee owned and 14 leasehold interests in 59 Mobil-branded gasoline station and convenience store properties from, and simultaneous leaseback to, CPD NY Energy Corp. (“CPD NY”), (ii) the issuance on January 13, 2011 to CPD NY of a $18,400,000 secured, self-amortizing loan having a 10-year term (the “CPD Loan”), (iii) accrual of related expenses, (iv) borrowings under the Company’s existing $175,000,000 amended and restated senior unsecured credit agreement (the “Credit Agreement”) to fund the purchase of the gasoline station and convenience store properties, and (v) the repayment of approximately $92,253,000 of the borrowings then outstanding under the Credit Agreement with funds primarily received from the net proceeds of a 3,450,000 share common stock offering completed in the first quarter of 2011.

The unaudited pro forma consolidated balance sheet is presented for informational purposes only and does not purport to be indicative of the Company’s financial condition as if the various transactions reflected herein had occurred on the balance sheet date. The pro forma consolidated balance sheet should not be viewed as indicative of the Company’s future financial condition.

The pro forma consolidated balance sheet and accompanying notes should be read in conjunction with the consolidated financial statements, including the notes thereto, and other information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

GETTY REALTY CORP. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2010
(in thousands, except share data)
(unaudited)

	Historical	Pro Forma Adjustments				Pro Forma

Assets:

Real Estate:
Land	$253,413	$61,510	(A)			$314,923
Building and improvements	251,174	31,390	(A)			282,564
	504,587					597,487
Less – accumulated depreciation	(144,217)					(144,217)
Real estate, net	360,370					453,270
Net investment in direct financing lease	20,540					20,540
Deferred rent receivable	27,385					27,385
Cash and cash equivalents	6,122					6,122
Recoveries from state underground storage tank funds, net	3,966					3,966
Mortgages, note and accounts receivable, net	1,796	18,400	(A)			20,196
Prepaid expenses and other assets	6,965					6,965
Total assets	$427,144					$538,444

Liabilities and Shareholders’ Equity:

Borrowings under credit line	$41,300	111,300	(A)	$(92,253)	(B)	$60,347
Term Loan	23,590					23,590
Environmental remediation costs	14,874					14,874
Dividends payable	14,432					14,432
Accounts payable and accrued expenses	18,013	350	(A)	500	(B)	18,863
Total liabilities	112,209					132,106
Commitments and contingencies	-					-
Shareholders’ equity:
Common stock, par value $.01 per share;
authorized 50,000,000 shares; issued 29,944,155 at December 31, 2010 and 33,394,155 on a pro forma basis	299			35	(B)	334
Paid-in capital	368,093			91,718	(B)	459,811
Dividends paid in excess of earnings	(52,304)	(350)	(A)			(52,654)
Accumulated other comprehensive loss	(1,153)					(1,153)
Total shareholders’ equity	314,935					406,338
Total liabilities and shareholders’ equity	$427,144					$538,444

See accompanying notes to pro forma consolidated financial statements.

GETTY REALTY CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

1. Basis of Presentation:

The pro forma consolidated balance sheet is unaudited. Certain information and footnote disclosures that would be included in the financial statement presented in accordance with accounting principles generally accepted in the United States have been condensed or omitted. Management believes the disclosures are adequate to make the unaudited pro forma consolidated balance sheet presented not misleading. The pro forma consolidated balance sheet should be read in conjunction with the historical consolidated financial statements, including the notes thereto, and other information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

The unaudited pro forma consolidated balance sheet of the Company reflects the financial condition of the Company as of December 31, 2010 (i) on a historical basis, (ii) as adjusted to reflect the Company’s acquisition on January 13, 2011 of 45 fee owned and 14 leasehold interests in 59 Mobil-branded gasoline station and convenience store properties from, and simultaneous leaseback to, CPD NY and the issuance on January 13, 2011 to CPD NY of a $18,400,000 secured, self-amortizing loan having a 10-year term, the accrual of related expenses, the borrowings under the Company’s Credit Agreement to fund the purchase of the gasoline station and convenience store properties, and (iii) as adjusted to reflect the repayment of approximately $92,253,000 of the borrowings then outstanding under the Credit Agreement with funds primarily received from the net proceeds of a 3,450,000 share common stock offering completed in the first quarter of 2011, in each case as if the transactions had occurred on December 31, 2010.

The Company's pro forma allocation of the purchase price to the assets acquired is preliminary and subject to change. The purchase price has been allocated to the assets based on the initial estimates of fair value. These allocations are preliminary and may not be indicative of the final allocations. The Company continues to evaluate the assumptions used in valuing the real estate. The Company anticipates finalizing these allocations during the latter part of 2011. A change in the final allocation from what is presented may result in an increase or decrease in identified assets or the recognition of additional assets, liabilities or expenses.

The Company estimated the fair value of acquired tangible assets to be $92,900,000 (consisting of land, buildings and improvements) “as if vacant”.

2. Pro forma Adjustments

(A)
Represents (i) the acquisition on January 13, 2011 of 45 fee owned and 14 leasehold interests in 59 Mobil-branded gasoline station and convenience store properties by the Company, (ii) the issuance on January 13, 2011 to CPD NY of a secured, self-amortizing loan having a 10-year term, (iii) accrual of related expenses, and (iv) borrowings under the Company’s Credit Agreement to fund the transactions.

(B)
Represents the repayment of a portion of the then outstanding balance under the Company’s Credit Agreement with funds primarily received from the net proceeds of a 3,450,000 share common stock offering completed in the first quarter of 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Getty Realty Corp.

Date: March 30, 2011	By:	/s/ Thomas J. Stirnweis
Vice President, Treasurer and Chief Financial Officer

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